Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm, in the context in which they appear and to the references to and the incorporation by reference of our audit report dated September 12, 2018, with respect to the statement of revenues and direct operating expenses of the Sabalo Properties and our audit report dated September 12, 2018, with respect to the statement of revenues and direct operating expenses of the Shad Properties included in this Current Report on Form 8-K of Earthstone Energy, Inc. (the “Company”). We also hereby consent to the incorporation by reference of our audit report dated September 12, 2018, with respect to the statement of revenues and direct operating expenses of the Sabalo Properties and our audit report dated September 12, 2018, with respect to the statement of revenues and direct operating expenses of the Shad Properties into the Company’s registration statements on Form S-3 (File No. 333-224334), (File No. 333-213543) and (File No. 333-218277) and on Form S-8 (File No. 333-221248), (File No. 333-210734) and (File No. 333-227720), including any amendments thereto, in accordance with the requirements of the Securities Act of 1933, as amended.

/s/ Fisher, Herbst & Kemble, P.C.

San Antonio, Texas
October 26, 2018